Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Rapport Therapeutics, Inc. of our report dated March 27, 2024, except for the effects of the reverse stock split discussed in Note 16 to the consolidated financial statements, as to which the date is June 3, 2024, relating to the financial statements, which appears in Rapport Therapeutics, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-279486).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 7, 2024